                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       -----------------------------

                                 FORM 8-K/A
                              Amendment No. 1

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): FEBRUARY 3, 1997


                                  EXX INC
           (Exact name of registrant as specified in its charter)

    NEVADA                              1-5654                  88-0325271
(State or other                    (Commission File           (IRS Employer
jurisdiction of                        Number)                Identification
organization)                                                    Number)

         1359 EAST FLAMINGO ROAD
                SUITE 689
             LAS VEGAS, NEVADA                                    89119
    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (702) 598-3223

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            Description of Acquisition of Handi-Pac, Inc., d/b/a Steven Manufacturing Co. On February 3, 1997, Steven Toy Inc., a newly-formed, wholly-owned subsidiary of the Registrant ("Steven Toy"), acquired all of the outstanding capital stock of Handi-Pac, Inc., d/b/a Steven Manufacturing Co., a Missouri corporation ("Handi-Pac"). In return for all of the outstanding shares of Handi-Pac and other valuable consideration, the Registrant paid Bev Taylor, the sole shareholder of Handi-Pac, the sum of $50,000 and granted him the right to purchase fifty thousand (50,000) shares of the Class A Common Stock of the Registrant. In addition, a revocable trust established by Mr. Taylor, assigned to Hi-Flier, Inc., a wholly-owned subsidiary of the Registrant ("Hi-Flier"), without recourse, all of its right, title and interest in certain Promissory Notes made by Handi-Pac with a principal balance of $350,000 in exchange for payment by Hi-Flier of $350,000, which obligations are secured by certain assets of Handi-Pac.

            Historical and Pro Forma Financial Statements. This Current Report also contains the historical financial statements of Handi-Pac and the unaudited pro forma financial information of the Registrant, showing the effect of the consummation of the foregoing acquisition. For a description of the historical and pro forma financial statements included herewith, see Item 7(a) and (b) of this report.

ITEM 7.               FINANCIAL STATEMENTS AND EXHIBITS
                      (a)   Historical Financial Statements of Handi-Pac -- The following financial statements of
                            Handi-Pac are filed herewith pursuant to "Item 2 -- Acquisition or Disposition of Assets"
                            of this report:

                            Report of Independent Certified Public Accountants
                            Balance Sheets, December 31, 1996 and 1995
                            Statement of Operations, Years Ended December 31, 1996, 1995 and 1994
                            Statement of Stockholders' Equity (Deficit), Years Ended December 31, 1996, 1995 and 1994
                            Statements of Cash Flows, Years Ended December 31, 1996, 1995 and 1994
                            Notes to Financial Statements

                      (b)   Pro Forma Financial Information of the Registrant -- The following pro forma combined financial statements of the Registrant showing the effect of the foregoing acquisition are filed herewith pursuant to "Item 2 -- Acquisition or
                            Disposition of Assets" of this report:

                            Introduction to the Unaudited Pro Forma Combined Balance Sheet
                            Unauditied Pro Forma Combined Balance Sheet, December 31, 1996
                            Notes to Unaudited Pro Forma Combined Balance Sheet
                            Introduction to the Unaudited Pro Forma Combined Statement of Operations
                            Unaudited Pro Forma Combined Statement of Operations for the Year Ended
                               December 31, 1996
                            Notes to Unaudited Pro Forma Combined Statement of Operations

                      (c)   Exhibits. See Exhibit Index filed with the Registrant's Form 8-K filed
                            --------
                            February 18, 1997.

                                SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 1997

                                        EXX INC

                                    By  /s/ David A. Segal
                                       --------------------------------------
                                       David A. Segal, Chairman of the Board
                                       and Chief Executive Officer

              [Letterhead of Lopata, Flegel, Hoffman & Company LLP]




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



Board of Directors
Handi-Pac, Inc.
  d/b/a Steven Manufacturing


We have audited the accompanying balance sheets of Handi-Pac, Inc. as of December 31, 1996 and 1995 and the related statements of operations, stockholder's equity (deficit), and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Handi-Pac, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has a net deficiency in working capital of $350,911, had violated certain loan covenants, has suffered net losses before extraordinary items of $1,494,173, $744,594 and $2,132,709 for the years ended 1996, 1995 and 1994, respectively. These factors, among others, as discussed in Note C to the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Lopata, Flegel, Hoffman & Company LLP

St. Louis, Missouri
April 3, 1997

================================================================================================

                                       HANDI-PAC, INC.
                               d/b/a/ STEVEN MANUFACTURING CO.

                                        BALANCE SHEETS

                                         DECEMBER 31,

================================================================================================

                      ASSETS                                          1996              1995
                                                                 -------------------------------
CURRENT ASSETS
  Cash                                                             $   27,708        $   68,414
  Accounts receivable - trade, net of allowance for doubtful
    accounts of $85,256 in 1996 and $170,000 in 1995                  498,504           550,496
  Inventories - net of reserves                                     1,195,280         1,585,534
  Prepaid expenses                                                    132,637            82,804
                                                                 -------------------------------

       Total current assets                                         1,854,129         2,287,248

PROPERTY, PLANT AND EQUIPMENT
  Land                                                                 11,560            11,560
  Building under capital lease obligation                             888,750           888,750
  Building improvements                                               373,617           373,617
  Machinery and equipment                                           5,259,253         5,099,360
  Furniture and fixtures                                              361,718           312,895
  Autos and trucks                                                    121,099           121,099
                                                                 -------------------------------
                                                                    7,015,997         6,807,281
  Less accumulated depreciation and amortization                    5,267,522         4,851,522
                                                                 -------------------------------
                                                                    1,748,475         1,955,759

OTHER ASSETS
  Deposits on tooling                                                   3,256             5,405
  Idle assets - U.S.A. Hartland                                       252,625           314,068
                                                                 -------------------------------
                                                                      255,881           319,473
                                                                 -------------------------------

                                                                   $3,858,485        $4,562,480
                                                                 ===============================



The accompanying notes are an integral part of these statements.

                                    2

================================================================================================

                                       HANDI-PAC, INC.
                               d/b/a/ STEVEN MANUFACTURING CO.

                                  BALANCE SHEETS - CONTINUED

                                         DECEMBER 31,

================================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                        1996              1995
                                                                 -------------------------------
CURRENT LIABILITIES
  Revolving credit facility                                        $  168,098      $   311,661
  Accounts payable and accrued expenses                             1,655,330        2,070,450
  Current maturities of long-term debt                                360,530          314,362
  Current maturities of capitalized lease obligation                    7,338            6,843
  Accrued Hartland settlement - current portion                        13,744            7,000
                                                                 -------------------------------

       Total current liabilities                                    2,205,040        2,710,316

LONG-TERM DEBT AND OTHER
  Long-term debt, less current maturities                           1,069,073        1,120,578
  Capitalized lease obligation, less current maturities               866,159          873,497
  Long-term debt, shareholder                                         350,000        3,423,565
  Accrued Hartland settlement                                         115,276          128,100
                                                                 -------------------------------
                                                                    2,400,508        5,545,740


STOCKHOLDER'S EQUITY (DEFICIT)
  Common stock, $1 par value; 150,000 shares authorized,
    130,550 shares issued                                             130,550          130,550
  Additional contributed capital                                      172,067          172,067
  Retained earnings (accumulated deficit)                             927,172       (2,019,341)
                                                                 -------------------------------
                                                                    1,229,789       (1,716,724)
  Less treasury stock; 98,207 shares, at cost                      (1,976,852)      (1,976,852)
                                                                 -------------------------------

       Total stockholder's deficit                                   (747,063)      (3,693,576)
                                                                 -------------------------------

                                                                   $3,858,485      $ 4,562,480
                                                                 ===============================

==================================================================================================================

                                                   HANDI-PAC, INC.
                                          d/b/a/ STEVEN MANUFACTURING CO.

                                                STATEMENT OF OPERATIONS

                                                YEARS ENDED DECEMBER 31,

===================================================================================================================
                                                                     1996              1995             1994
                                                               ---------------------------------------------------
Net sales                                                        $ 5,944,601        $7,997,699       $12,214,980

Cost of sales                                                      5,385,694         6,649,214        10,790,146
                                                               ---------------------------------------------------

       Gross profit                                                  558,907         1,348,485         1,424,834

OPERATING EXPENSES
  General and administrative                                         886,158           956,063         1,347,000
  Selling                                                            510,761           447,526         1,302,093
  Product development                                                153,557           130,038           252,625
                                                               ---------------------------------------------------
                                                                   1,550,476         1,533,627         2,901,718
                                                               ---------------------------------------------------
       Loss from operations                                         (991,569)         (185,142)       (1,476,884)

OTHER INCOME (EXPENSE)
  Interest and service charges                                      (531,225)         (379,362)         (447,750)
  Non-compete                                                             -                 -           (100,000)
  Hartland settlement                                                     -           (135,100)               -
  Miscellaneous                                                       28,621           (44,990)          (36,615)
                                                               ---------------------------------------------------
                                                                    (502,604)         (559,452)         (584,365)
                                                               ---------------------------------------------------

       Loss before income taxes                                   (1,494,173)         (744,594)       (2,061,249)

INCOME TAX BENEFIT (EXPENSE)
  Currently refundable from carryback of
    operating loss                                                        -                 -             57,040
  Deferred                                                                -                 -           (128,500)
                                                               ---------------------------------------------------
                                                                          -                 -            (71,460)
                                                               ---------------------------------------------------

Loss before extraordinary item                                    (1,494,173)         (744,594)       (2,132,709)

Extraordinary item
  Extinguishment of debt                                           4,440,686                -                 -
                                                               ---------------------------------------------------

       NET EARNINGS (LOSS)                                       $ 2,946,513        $ (744,594)      $(2,132,709)
                                                               ===================================================



The accompanying notes are an integral part of these statements.

====================================================================================================================

                                                 HANDI-PAC, INC.
                                         d/b/a/ STEVEN MANUFACTURING CO.

                                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

====================================================================================================================
                                                                                       RETAINED
                                                                      ADDITIONAL       EARNINGS
                                                     COMMON          CONTRIBUTED     (ACCUMULATED        TREASURY
                                                     STOCK             CAPITAL         DEFICIT)           STOCK
                                                  ------------------------------------------------------------------
Balance as of January 1, 1994                       $130,550          $     -        $   857,962        $1,676,852

Adjustment to purchase shares of
  treasury stock                                          -                 -                 -            300,000

Net loss for year ended December 31, 1994                 -                 -         (2,132,709)               -
                                                  ------------------------------------------------------------------

Balance as of December 31, 1994                      130,550                -         (1,274,747)        1,976,852

Contributed capital from note forgiveness                 -            172,067                -                 -

Net loss for the year ended December 31, 1995             -                -            (744,594)               -
                                                  ------------------------------------------------------------------

Balance as of December 31, 1995                      130,550           172,067        (2,019,341)        1,976,852

Net earnings for the year ended December 31,
  1996                                                    -                 -          2,946,513                -
                                                  ------------------------------------------------------------------

Balance as of December 31, 1996                     $130,550          $172,067       $   927,172        $1,976,852
                                                  ==================================================================


The accompanying notes are an integral part of these statements.

=====================================================================================================================

                                                  HANDI-PAC, INC.
                                          d/b/a/ STEVEN MANUFACTURING CO.

                                              STATEMENTS OF CASH FLOWS

                                              YEARS ENDED DECEMBER 31,

=====================================================================================================================
                                                                       1996              1995              1994
                                                                -----------------------------------------------------
INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)                                             $ 2,946,513        $ (744,594)       $(2,132,709)
  Adjustments to reconcile net earnings (loss) to net cash
    (used in) provided by operating activities:
      Depreciation and amortization                                   361,202           433,908            477,294
      Gain on extinguishment of debt                               (4,440,686)               -                  -
      Write-down of idle assets                                        52,127                -                  -
      Deferred income tax expense                                          -                 -             128,500
      Interest accrued to shareholder                                 161,127            86,612                 -
      Noncompete expense                                                   -                 -              11,217
      Hartland settlement                                                  -            135,100                 -
      Loss (gain) on disposition of assets                                 -             35,087            (29,325)
      Changes in current assets and liabilities:
          Accounts receivable                                          51,992         1,110,895            582,741
          Inventories                                                 390,254          (369,308)           228,546
          Prepaid expenses                                            (49,833)          (41,504)           118,736
          Refundable income taxes                                          -             35,715            287,401
          Accrued liabilities and accounts payable                   (415,121)         (889,153)           376,799
                                                                -----------------------------------------------------

              Net cash (used in) provided by operating
                activities                                           (942,425)         (207,242)            49,200

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment and building improvements                    (153,919)          (58,448)          (907,548)
  Proceeds from sale of idle assets                                        -             23,166                 -
  Additions to deposits on tooling and equipment, net                  11,465            (5,405)            73,252
  Loans repaid by officers                                                 -             37,000             15,164
  Proceeds from sale of property and equipment                             -                 -             239,450
                                                                -----------------------------------------------------

              Net cash used in investing activities                  (142,454)           (3,687)          (579,682)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments, net of advances, on revolving
     credit facility                                                 (143,563)       (1,221,683)          (287,185)
  Proceeds from borrowings from shareholder                         1,283,232         1,345,000            244,962
  Repayments of debt to shareholder                                   (77,238)          (48,974)          (561,272)
  Proceeds from bank borrowings                                       182,641           260,000          1,195,113
  Repayment of long-term debt                                        (194,056)          (55,501)          (143,191)
  Repayment of capitalized lease obligation                            (6,843)           (7,403)            (1,007)
                                                                -----------------------------------------------------

          Net cash provided by financing activities                 1,044,173           271,439            447,420

                                    6

=====================================================================================================================

                                                 HANDI-PAC, INC.
                                         d/b/a/ STEVEN MANUFACTURING CO.

                                       STATEMENTS OF CASH FLOWS - CONTINUED

                                              YEARS ENDED DECEMBER 31,

=====================================================================================================================
                                                                       1996              1995              1994
                                                                -----------------------------------------------------
Increase (decrease) in cash                                        $  (40,706)       $ 60,510          $(83,062)

Cash, beginning of year                                                68,414           7,904            90,966
                                                                -----------------------------------------------------

Cash, end of year                                                  $   27,708        $ 68,414          $  7,904
                                                                =====================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for:

    Interest                                                       $  290,056        $286,397          $381,076
                                                                =====================================================


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:

    Purchase of treasury stock in exchange
      for long-term debt                                           $       -         $     -           $300,000
                                                                =====================================================

    Acquisition of building under capital lease obligation         $       -         $     -           $888,750
                                                                =====================================================

    Extinguishment of note payable to former president
      as a contribution to capital                                 $       -         $172,067          $     -
                                                                =====================================================


The accompanying notes are an integral part of these statements.

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                      NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

      The Company is principally engaged in the design, manufacturing and marketing of toys and games from its Hermann, Missouri facility to retailers predominantly in the United States.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OPERATIONS

      A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

      1.  Inventories
          -----------

      Inventories are stated at the lower of cost or market. Cost was determined on the first-in, first-out (FIFO) method. Inventories consist of the following at December 31, 1996 and 1995.

                                                                 1996              1995
                                                              ----------        ----------
         Raw materials                                        $  710,132        $  876,917
         Work-in-process                                          20,809             7,270
         Finished goods                                          914,721           891,347
         Less reserves for lower of cost or market              (450,382)         (190,000)
                                                              ----------        ----------

                                                              $1,195,280        $1,585,534
                                                              ==========        ==========

      2.  Property, Plant and Equipment
          -----------------------------

      Property, plant and equipment are stated at cost. Depreciation is provided for on the straight-line method based on the estimated useful lives of the assets for financial statement purposes and accelerated methods for income taxes. The estimated service lives used in determining depreciation are:

           Building and improvements                       20 years
           Machinery and other equipment                  3-7 years

      3.  Income Taxes
          ------------

      The accompanying financial statements do not include the future income tax benefits (deferred tax assets) attributable to net operating loss carryforwards and other tax attributes because they are subject to limitation in connection with the various changes in ownership and subject to elimination in conjunction with Internal Revenue Code provisions which exclude certain cancellation of debt income from taxation. Any deferred tax assets not reduced as described would be fully reserved at December 31, 1996 in accordance with Statement of Financial Accounting Standards No. 109.

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OPERATIONS -
   (CONTINUED)

      4.  Use of Estimates
          ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      5.  Reclassification
          ----------------

      Certain amounts in the 1995 and 1994 financial statements have been reclassified to conform with the 1996 financial statement presentation.


NOTE B - SUBSEQUENT EVENT - SALE OF COMPANY STOCK

      On February 3, 1997 the sole owner of the Company sold his stock to a newly formed corporation, Steven Toy, Inc. (Steven), a wholly-owned subsidiary of EXX INC (EXX) for $50,000. Effective with the sale, EXX's management took control of the Company and has provided the funds to allow the Company to remain in business.


NOTE C - CONTINUING OPERATIONS

      The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses from operations in recent years, and management anticipates that such losses will continue through 1997.

      Beginning in 1994 the Company became delinquent in payments to its vendors and the then former owner of the Company. Due to operating losses and a lack of adequate cash flow in the business, the Company halted its required payments to the former owner of the Company in 1994. In addition, the former president halted payments under his personal obligation to the former owner. In February, 1995, the former owner called the note from the former president and repossessed the stock collateralizing the personal note. In connection with the repossession the former president forgave a note amounting to $172,067 to the Company which has been accounted for as a contribution to capital. In March, 1995, the former owner purchased the remaining stock from the other shareholders and became the sole shareholder of the Company.

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

NOTE C - CONTINUING OPERATIONS (CONTINUED)

      In the ensuing months, the Company worked out various payment terms with a significant number of its vendors. During 1996 and 1995, Company purchases were predominantly on a cash on delivery basis, plus agreed to amounts on past-due balances. The funds to make the past-due payments to the vendors were provided by working capital loans from the Company's owner.

      In view of the matters described in the preceding paragraphs, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to improve its operations and to continue to receive funding from its new owner or other sources. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

      EXX has taken certain steps to improve the operations of the Company, which include discontinuing sales of unprofitable products, reducing overhead, and seeking out a new management team.

      Litigation and Past Due Obligations
      -----------------------------------

      The Company has numerous claims outstanding, primarily involving past-due payments to various creditors. The Company has recorded these liabilities and certain interest charges on the accompanying financial statements. However, due to a lack of funds, the Company has fallen behind on certain agreed upon payment schedules. The Company's ability to make these payments is dependent upon its ability to improve operations and obtain the necessary funds to operate the business.


NOTE D - U.S.A. HARTLAND

      In 1993, the Company purchased a line of business consisting of machinery, equipment, fixtures, and tooling to manufacture figurines of former professional baseball players. The purchase included intangible property consisting of a trademark, technology, customer lists, and licensing agreements. In 1994, due to lack of sufficient sales and profits associated with this line of business including the Hartland horse product line, all production was stopped. At December 31, 1996 and 1995, the Company has recorded $252,625 and $314,068, respectively, of tooling, machinery, and inventory, on the balance sheets as idle assets. The new owners are presently evaluating their plans with regard to this entire product line. A provision has been made to reduce the carrying value of these assets.

      On March 21, 1996, the Company settled a dispute with the former owner of the baseball figurine product line for $200,000. The terms of the settlement require monthly payments of $2,000 for 12 months and $2,500 per month until paid in full in 2003. The present value of the settlement agreement amounting to $135,100 was charged to operations in 1995 and accrued in the accompanying financial statements. At December 31, 1996 the net present value of the remaining obligation included on the accompanying balance sheet amounts to $129,020.

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

NOTE E - REVOLVING CREDIT FACILITIES

      During 1994 and 1995 the Company was obligated under a revolving credit facility agreement with a finance company which provided for borrowings up to a maximum aggregate amount of $1,500,000. During 1995, interest was payable monthly at the rate of 6.5% above the prime rate on the outstanding balance, with additional fees charged for noncompliance with loan covenants. At December 31, 1995 $311,661 was outstanding on this agreement.

      On March 15, 1996 the Company refinanced its accounts receivable credit facility with a local financial institution under substantially improved terms. The new terms included loans based on 80% of eligible accounts receivable at 12% interest up to a maximum borrowing of $1,500,000. The loan was personally guaranteed by the Company's owner. On March 26, 1997 the revolving credit facility was repaid, and the Company is presently operating without a line of credit.


NOTE F - DEBT RESTRUCTURING

      In contemplation of a potential sale of the stock of the Company, and due to its deteriorated financial condition, the owner forgave a substantial amount of secured and unsecured obligations owed to him and related trusts. The restructuring resulted in an extraordinary gain of $4,440,686. See Note A3 regarding the income tax effect.

      As a result of the restructuring, the debt was reduced to $350,000 and collateralized by a security interest in substantially all assets of the Company. See Note G.

      On February 3, 1997 these notes were purchased by another wholly-owned subsidiary of EXX. The notes bear interest at rates ranging from 7.5% to 1% above the prime rate. Under the terms of the sale agreement described at Note B, the Company is prohibited from making principal or interest payments on these notes until other Company notes personally guaranteed by the seller of the Company are paid in full.


NOTE G - LONG-TERM DEBT TO SHAREHOLDER

      The Company owed the shareholder for amounts on his original sale of the Company in 1992 and on amounts advanced since reacquiring the Company in March, 1995. In 1996 and 1995 the Company only accrued interest on the working capital advances.

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

NOTE G - LONG-TERM DEBT TO SHAREHOLDER (CONTINUED)

      Long-term debt to the shareholder (after the restructuring described in Note F) at December 31, 1996 and 1995 consists of the following:

                                                                          1996              1995
                                                                     --------------------------------
       Tooling and equipment notes payable                             $     -           $  107,254
       Stock redemption and settlement notes payable to the
         owner and related trusts; collateralized by a security
         interest covering substantially all assets                     350,000             951,307
       Deferred compensation and noncompetition obligations                  -              933,392
       Working capital advances, interest at 9% (including
         accrued interest of $86,612)                                        -            1,431,612
                                                                     --------------------------------

                                                                       $350,000          $3,423,565
                                                                     ================================

NOTE H - LONG-TERM DEBT

      Long-term debt at December 31, 1996 and 1995 consists of the following:

                                                                          1996              1995
                                                                     --------------------------------
       Note payable to the Small Business Administration,
         monthly payments of $4,111 including interest at
         4% through September, 2015; secured by the building,
         machinery, equipment, inventory and certain personal
         assets of former officers of the Company                      $ 648,357         $  673,668

       Note payable to the Small Business Administration,
         monthly payments of $2,178 including interest at 4%
         through December, 2023; secured by the building,
         machinery, equipment, inventory and certain personal
         assets of former officers of the Company                        431,501            440,205

       Demand note payable to bank, monthly interest payments
         at 9 1/2%; secured by certain tooling and real estate
         and personally guaranteed by the former owner                   260,000            260,000


                                    12

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

NOTE H - LONG-TERM DEBT (CONTINUED)

                                                                          1996              1995
                                                                     --------------------------------
 Furniture under capital lease obligation                             $   25,500         $   33,740
 Miscellaneous equipment notes                                            64,245             27,327
                                                                     --------------------------------
                                                                       1,429,603          1,434,940
 Less current maturities                                                 360,530            314,362
                                                                     --------------------------------
                                                                      $1,069,073         $1,120,578
                                                                     ================================

      The following is a schedule as of December 31, 1996 of future principal payments required under the Company's long-term debt.

                      1997                                  $  360,530
                      1998                                      49,853
                      1999                                      41,897
                      2000                                      37,000
                      2001                                      38,508
                      Thereafter                               901,815
                                                            ----------
                                                            $1,429,603
                                                            ==========

NOTE I - FACILITY LEASE

      In 1994 the Company entered into a 23 year lease with the City of Hermann, including a five year extension, for its new facility. The facility was built with City funds and flood grants that the City and the Company received from the United States Department of Commerce.

      The lease is accounted for as a capital lease as the ownership of the facility transfers to the Company at the end of the lease term. Accordingly, the facility and lease obligation were recorded at the present value of Company's obligation of $888,750. Accumulated amortization as of December 31, 1996 and 1995 amounted to $107,391 and $62,953. The facility cost approximately $2.25 million to construct. The Company has an option to purchase the facility at the net present value of the future minimum lease payments. The lease has provisions restricting the transferability and usage of the facility.

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

NOTE I - FACILITY LEASE (CONTINUED)

      The following is a schedule by years of future minimum lease payments with the present value of the net minimum lease payments as of December
      31, 1996:

         Year Ending December 31
         -----------------------
                 1997                                         $   68,250
                 1998                                             68,250
                 1999                                             71,633
                 2000                                             78,400
                 2001                                             78,400
                 Thereafter                                    1,247,317
                                                              ----------
                                                               1,612,250
         Less amount representing interest                       738,753
                                                              ----------

         Present value of net minimum lease payments          $  873,497
                                                              ==========

NOTE J - MAJOR CUSTOMERS AND VENDORS

      In 1996, 1995 and 1994, the Company sold a substantial portion of its product to two national retail chains. Sales to these two customers in 1996, 1995 and 1994 aggregated approximately $4,532,000, $6,408,000 and
      $7,806,000, or 76%, 80% and 64%, respectively.

      At December 31, 1996, 1995 and 1994, amounts due from these customers were approximately $342,316, $451,000 and $907,000, respectively.

      The Company buys a large portion of its raw materials from plastic injection manufacturers who contract to supply parts using molds owned by the Company. In 1996, 1995 and 1994, $792,000, $1,676,000 and
      $3,458,000 was purchased from a single supplier. The Company's supply of these parts is subject to the good working condition of its molds as well as the continued operations of its plastic parts suppliers.


NOTE K - DEFINED CONTRIBUTION PLAN

      The Company sponsors a defined contribution Section 401(k) profit-sharing plan that covers all employees over the age of 21 that have worked for the Company for at least one year. Company contributions are based on 50% of the first 4% of employee contributions. For 1996, 1995 and 1994, the Company's contribution was $10,000, $13,600 and $26,500, respectively. In February 1997, the Company terminated the plan.

==============================================================================

                              HANDI-PAC, INC.
                      d/b/a STEVEN MANUFACTURING CO.

                 NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     DECEMBER 31, 1996, 1995 AND 1994

==============================================================================

NOTE L - LEASES

      The Company occupies certain warehouse space and utilizes certain furniture and office equipment under agreements which are accounted for as operating leases. The minimum rental commitments during the noncancelable lease periods are as follows:

      Year ending December 31                                 AMOUNT
      -----------------------                                 ------
              1997                                           $22,860
              1998                                             7,170
                                                             -------

                                                             $30,030
                                                             =======

      Included in the rental commitments is warehouse space leased from the Company's shareholder. The monthly rental is $2,000 plus real estate taxes and insurance. These leases were terminated in 1997.

      Rent expense charged to operations in 1996, 1995 and 1994 amounted to approximately $72,000, $74,000 and $72,000, respectively.

                    INTRODUCTION TO THE UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET



The following unaudited pro forma combined balance sheet reflects the combination of the historical audited consolidated balance sheet of EXX INC and Subsidiaries ("EXX") as of December 31, 1996 and the historical audited balance sheet of Handi-Pac, Inc. ("Handi-Pac") as of December 31, 1996, adjusted to reflect the assumption that EXX's acquisition of Handi-Pac had been consummated on December 31, 1996.

The unaudited pro forma condensed combined balance sheet should be read in conjunction with the related audited historical consolidated financial statements of EXX previously filed with the Securities and Exchange Commission and the audited historical financial statements of Handi-Pac, and the unaudited combined pro forma statement of operations included elsewhere herein.

The unaudited pro forma combined balance sheet is not necessarily indicative of the consolidated financial position of EXX as it may be in the future.

                                                EXX INC AND SUBSIDIARIES

                                       UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                          December 31, 1996
                                                   ------------------------------          Pro Forma        Pro Forma
                                                       EXX             Handi-Pac          Adjustments       Combined
                                                   -----------        -----------         -----------      -----------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                       $ 3,092,000        $    28,000 <FA>     $  (85,000)     $ 2,685,000
                                                                              -   <FB>       (350,000)
   Short term investments                            1,800,000                                    -          1,800,000
   Accounts receivable, net                          2,284,000            499,000                 -          2,783,000
   Inventories                                       3,051,000          1,195,000                 -          4,246,000
   Other current assets                                705,000            132,000                 -            837,000
   Prepaid income taxes                                599,000                -                   -            599,000
   Deferred income taxes                               535,000                -                   -            535,000
                                                   -----------        -----------          ----------      -----------
        Total current assets                        12,066,000          1,854,000            (435,000)      13,485,000
PROPERTY, PLANT AND
 EQUIPMENT, net                                        830,000          1,748,000 <FA>        773,000        3,351,000
OTHER ASSETS                                           523,000            256,000 <FA>         59,000          838,000
                                                   -----------        -----------          ----------      -----------
                                                   $13,419,000        $ 3,858,000          $  397,000      $17,674,000
                                                   ===========        ===========          ==========      ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
CURRENT LIABILITIES:
   Revolving credit facility                       $       -          $   168,000          $      -        $   168,000
   Accounts payable and other
    current liabilities                              4,018,000          1,656,000                 -          5,674,000
   Current maturities of long-term debt                    -              360,000                 -            360,000
   Current maturities of capitalized
    lease obligation                                       -                7,000                 -              7,000
   Accrued Hartland settlement, current
    portion                                                -               14,000                 -             14,000
                                                   -----------        -----------          ----------      -----------
        Total current liabilities                    4,018,000          2,205,000                 -          6,223,000
                                                   -----------        -----------          ----------      -----------
LONG-TERM DEBT AND OTHER:
   Long-term debt, less current maturities                 -            1,069,000                 -          1,069,000
   Capitalized lease obligation, less
    current maturities                                     -              866,000                 -            866,000
   Long-term debt, shareholder                             -              350,000 <FB>       (350,000)             -
   Accrued Hartland settlement, less
    current maturities                                     -              115,000                 -            115,000
   Deferred income taxes                               260,000                -                   -            260,000
                                                   -----------        -----------          ----------      -----------
                                                       260,000          2,400,000            (350,000)       2,310,000
                                                   -----------        -----------          ----------      -----------
STOCKHOLDERS' EQUITY:
   Common stock                                         37,000            131,000 <FA>       (131,000)          37,000
   Additional paid-in capital                        3,993,000            172,000 <FA>       (172,000)       3,993,000
   Retained earnings                                 6,036,000            927,000 <FA>       (927,000)       6,036,000
   Less treasury stock                                (925,000)        (1,977,000)<FA>      1,977,000         (925,000)
                                                   -----------        -----------          ----------      -----------
        Total stockholders' equity                   9,141,000           (747,000)            747,000        9,141,000
                                                   -----------        -----------          ----------      -----------
                                                   $13,419,000        $ 3,858,000          $  397,000      $17,674,000
                                                   ===========        ===========          ==========      ===========

                                See notes to unaudited pro forma combined balance sheet.

                            EXX INC AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET



On February 3, 1997, Steven Toy Inc ("Steven Toy"), a newly formed, wholly owned subsidiary of the Registrant, acquired all of the outstanding capital stock of Handi-Pac, Inc., d/b/a Steven Manufacturing Co., a Missouri corporation ("Handi-Pac"). Handi-Pac manufactures and sells several lines of toys. Consideration for the purchase consisted of $50,000 paid to the former sole shareholder plus options on 50,000 shares of EXX common stock at $5 per share.

The accompanying unaudited pro forma combined balance sheet gives effect to the assumption that the purchase acquisition was consummated on December 31, 1996 and to the additional assumptions and adjustments explained below.

The purchase consideration, book value of net assets acquired and liabilities to which they were subject, and purchase accounting adjustments are as follows:

   Purchase Consideration:
     Purchase consideration before transaction fees                $    50,000
     Transaction fees and expenses                                      35,000
                                                                   -----------

                                                                   $    85,000
                                                                   ===========

   Book Value of Net Liabilities Acquired:
     Actual total assets at December 31, 1996                      $ 3,858,000
     Actual total liabilities at December 31, 1996                  (4,605,000)
                                                                   -----------
                                                                      (747,000)
   Adjustment to Record Property, Plant and Equipment
    to Fair Market Value at December 31, 1996                          773,000

   Goodwill                                                             59,000
                                                                   -----------

                                                                   $    85,000
                                                                   ===========

<FA>  To record the purchase of Handi-Pac at the fair market value of the net assets acquired and the liabilities to which they were subject at December 31, 1996.

<FB>  To record the acquisition of a note receivable from Handi-Pac by a subsidiary of EXX. This note will, therefore, be eliminated in consolidation.


                    INTRODUCTION TO THE UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS



The following unaudited pro forma combined statement of operations reflects the combination of the historical audited consolidated statement of operations of EXX for the year ended December 31, 1996 and the historical audited statement of operations of Handi-Pac for the year ended December 31, 1996, adjusted to reflect the assumption that EXX's acquisition of Handi-Pac on February 3, 1997 had been consummated at the beginning of the year ended December 31, 1996 and to reflect the other assumptions described in the accompanying notes to the unaudited pro forma combined statement of operations.

The unaudited pro forma combined statement of operations should be read in conjunction with the related audited historical consolidated financial statements of EXX previously filed with the Securities and Exchange Commission and the historical financial statements of Handi-Pac, and the unaudited pro forma combined balance sheet included elsewhere herein.

The unaudited pro forma combined statement of operations is not necessarily indicative of the consolidated results of operations of EXX as they may be in the future or as they might have been had the acquisition been consummated at the beginning of the year.


                                                EXX INC AND SUBSIDIARIES

                                  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                          December 31, 1996
                                                   ------------------------------           Pro Forma       Pro Forma
                                                       EXX             Handi-Pac           Adjustments      Combined
                                                   -----------        -----------          -----------     -----------
NET SALES                                          $19,746,000        $ 5,945,000           $     -        $25,691,000

COST OF SALES                                       15,611,000          5,386,000 <FA>         39,000       21,036,000
                                                   -----------        -----------           ---------      -----------
GROSS PROFIT                                         4,135,000            559,000             (39,000)       4,655,000

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                             6,891,000          1,551,000 <FB>          3,000        8,445,000
                                                   -----------        -----------           ---------      -----------
OPERATING LOSS                                      (2,756,000)          (992,000)            (42,000)      (3,790,000)

INTEREST EXPENSE                                       (25,000)          (531,000)<FC>        258,000         (298,000)

INTEREST INCOME                                        283,000                -                   -            283,000

OTHER INCOME                                            67,000             29,000                 -             96,000
                                                   -----------        -----------           ---------      -----------
LOSS BEFORE INCOME TAXES
 (BENEFIT)                                          (2,431,000)        (1,494,000)            216,000       (3,709,000)

INCOME TAXES (BENEFIT)                                (807,000)               -   <FD>       (434,000)      (1,241,000)
                                                   -----------        -----------           ---------      -----------
NET LOSS                                           $(1,624,000)       $(1,494,000)          $ 650,000      $(2,468,000)
                                                   ===========        ===========           =========      ===========

LOSS PER COMMON SHARE                              $     (0.60)                                            $     (0.91)
                                                   ===========                                             ===========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                           2,706,000                                               2,706,000
                                                   ===========                                             ===========


                           See notes to unaudited pro forma combined statement of operations.

                            EXX INC AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



The accompanying unaudited pro forma combined statement of operations reflects the results of operations of both EXX and Handi-Pac for the year ended December 31, 1996.

The pro forma statement of operations gives effect to the assumption that the purchase acquisition was consummated at the beginning of the year ended December 31, 1996 and to the additional assumptions and adjustments explained below.

[FN]
<FA>  To reflect depreciation taken on additional basis of property, plant and equipment by recording acquired assets at fair market value.

<FB>  The acquisition resulted in $59,000 of goodwill which will be amortized over a 20 year period, at approximately $3,000 per year.

<FC>  To eliminate interest expense on long-term debt to the former shareholder, which was forgiven prior to the acquisition of Handi-Pac.

<FD>  To record the income tax benefit of the pro forma loss which would be received through a net operating loss carryback.